Exhibit 99.1(b)


                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                        THE HIGH YIELD INCOME FUND, INC.

         THE HIGH YIELD INCOME FUND, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended as follows:

                  (a) Article FIFTH is amended by adding the following as new paragraphs (c) and (d) to follow existing paragraph (b):

                           (c)  THE  BOARD  OF   DIRECTORS   MAY   CLASSIFY  AND
                  RECLASSIFY ANY UNISSUED SHARES OF CAPITAL STOCK (WHETHER OR NOT SUCH SHARES HAVE BEEN PREVIOUSLY CLASSIFIED OR RECLASSIFIED) FROM TIME TO TIME BY SETTING OR CHANGING IN ANY ONE OR MORE RESPECTS THE CLASS AND SERIES DESIGNATIONS OR
                  SETTING OR CHANGING IN ANY ONE OR MORE RESPECTS THE PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, OR TERMS OR CONDITIONS OF REDEMPTION OF SUCH SHARES OF CAPITAL STOCK. A MAJORITY OF THE ENTIRE BOARD OF DIRECTORS, WITHOUT ACTION BY THE STOCKHOLDERS, MAY AMEND THE CHARTER TO INCREASE OR DECREASE THE AGGREGATE NUMBER OF SHARES OF STOCK OR THE NUMBER OF SHARES OF STOCK OF ANY CLASS OR SERIES THAT THE CORPORATION HAS AUTHORITY TO ISSUE.

                           (d) NOTWITHSTANDING ANY PROVISION OF LAW REQUIRING THE AUTHORIZATION OF ANY ACTION BY A GREATER PROPORTION THAN A MAJORITY OF THE TOTAL NUMBER OF SHARES OF ALL CLASSES AND SERIES OF CAPITAL STOCK OF THE CORPORATION OR OF THE TOTAL NUMBER OF SHARES OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION ENTITLED TO VOTE AS A SEPARATE CLASS, SUCH ACTION SHALL BE VALID AND EFFECTIVE IF AUTHORIZED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE TOTAL NUMBER OF SHARES OF ALL CLASSES AND SERIES OUTSTANDING AND ENTITLED TO VOTE THEREON, OR OF THE CLASS OR SERIES ENTITLED TO VOTE THEREON AS A SEPARATE CLASS, AS THE CASE MAY BE, EXCEPT AS OTHERWISE PROVIDED IN THE CHARTER OF THE CORPORATION.

                  (b) Article SIXTH, paragraph (a) is amended by adding the following as a new sentence to the end thereof:

                  THE NUMBER OF DIRECTORS OF THE CORPORATION MAY BE INCREASED OR DECREASED PURSUANT TO THE BYLAWS OF THE CORPORATION.

                  (c) Article TENTH, paragraph (a) is deleted in its entirety and is replaced with the following:

                           (a) THE  CORPORATION  RESERVES THE RIGHT FROM TIME TO
                  TIME TO MAKE ANY AMENDMENTS TO THE CHARTER OF THE CORPORATION WHICH MAY NOW OR HEREAFTER BE AUTHORIZED BY LAW, INCLUDING ANY AMENDMENT ALTERING THE TERMS OR CONTRACT RIGHTS, AS EXPRESSLY SET FORTH IN THE CHARTER OF THE CORPORATION, OF ANY SHARES OF ITS OUTSTANDING STOCK BY CLASSIFICATION, RECLASSIFICATION, OR OTHERWISE. EXCEPT AS PROVIDED IN PARAGRAPH (B) OF THIS ARTICLE, ANY SUCH AMENDMENT REQUIRING THE VOTE OF STOCKHOLDERS SHALL BE VALIDLY APPROVED BY THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON.

         SECOND: The foregoing amendments to the Charter of the Corporation do not increase the authorized stock of the Corporation.

         THIRD: The foregoing amendments to the Charter of the Corporation have been advised by the Board of Directors and approved by the stockholders of the Corporation.

         FOURTH: The Corporation desires to restate its Charter as currently in effect (including the amendments set forth above), and the Charter of the Corporation is hereby restated in its entirety to read as follows, the following provisions constituting all of the provisions of the Charter of the Corporation currently in effect:


                                   * * * * * *


                                  ARTICLE FIRST
                                 INCORPORATOR(1)

         I, Richard E. Nathan, whose post office address is 477 Madison Avenue, New York, New York 10022, being at least eighteen years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation.



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(1)  For those Articles of the Charter that previously had no names,  names have been added for clarity

                                 ARTICLE SECOND
                                      NAME

         The name of the corporation is THE HIGH YIELD INCOME FUND, INC. (the "Corporation").


                                  ARTICLE THIRD
                               CORPORATE PURPOSES

         (a)(2) The purposes for which the Corporation is formed are to act as a closed-end, diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, and to exercise and enjoy all of the powers, right and privileges granted to or conferred upon corporations by the General Laws of the State of Maryland now or hereafter in force, including:

                  (1) To hold, invest and reinvest its funds, and in connection therewith to hold part of all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of the Charter of the Corporation(3), without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, bills, notes, mortgages or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants, futures contracts, other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest therein or in any property or assets; and any negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase or reverse repurchase agreements) created or issued by any United States or foreign issuer (which term "issuer" shall, for the purposes of the Charter of the Corporation, without limiting the generality thereof, be deemed to include any person, firms, associations, partnerships, corporations, trusts, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.

                  (2) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business



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(2)  Paragraph,   subparagraph  and  clause   designations   have  been  revised
     throughout for consistency.

(3) Previous references to "these Articles of Incorporation" have been revised throughout to refer to "the Charter of the Corporation."

         similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

                  (3) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may seem capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

                  (4) To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act of 1940, and by the Charter of the Corporation, as its Board of Directors may determine.

                  (5) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act of 1940 and by the Charter of the Corporation.

                  (6) To conduct and carry on its business, or any part thereof, to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland and in any other states, territories, districts and dependencies of the United States and in any foreign countries, without restriction or limit as to extent.

                  (7) To exercise and enjoy, in Maryland and in any other states, territories, districts and United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                  (8) In general to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposed, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.

The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

         (b) Incident to meeting the purposes specified above, the Corporation also shall have the power:

                  (1) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose (by sale or otherwise) of any property, real or personal, and any interest therein.

                  (2) To borrow money and, in this connection, issue notes or other evidences of indebtedness.

                  (3) Subject to any applicable provisions of law, to buy, hold, sell and otherwise deal in and with foreign exchange, including the purchase and sale of futures contracts.


                                 ARTICLE FOURTH
                           ADDRESS AND RESIDENT AGENT

         The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, whose post office address is 300 East Lombard Street, Baltimore, Maryland 21202.(4)


                                  ARTICLE FIFTH
                                  COMMON STOCK

         (a) The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of Common Stock of the par value of One Cent ($0.01) each and of the aggregate par value of Two Million Dollars ($2,000,000). Stockholders shall not have preemptive rights to acquire any share of the Corporation's stock.


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(4) The addresses of the Corporation and the Resident Agent have been changed to reflect their current addresses.

Voting power in the election of directors and for all other purposes shall be vested exclusively in the holders of Common Stock.

         (b) At all meetings of stockholders, each stockholder of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the date fixed in accordance with the Bylaws for determination of stockholders entitled to vote at such meeting. Any fractional share shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends and distributions.

         (c) The Board of Directors may classify and reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the class and series designations or setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of capital stock. A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

         (d) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes and series of capital stock of the Corporation or of the total number of shares of any class or series of capital stock of the Corporation entitled to vote as a separate class, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes and series outstanding and entitled to vote thereon, or of the class or series entitled to vote thereon as a separate class, as the case may be, except as otherwise provided in the Charter of the Corporation.


                                  ARTICLE SIXTH
                               BOARD OF DIRECTORS

         (a) The number of directors of the Corporation shall be not less than three, and the names of those nine persons who currently act as directors until the next annual meeting and until their successors are elected and qualified are David E. A. Carson, Robert E. La Blanc, Douglas H. McCorkindale, Richard A. Redeker, Robin B. Smith, Stephen D. Stoneburn, Clay T. Whitehead, Judy A. Rice, and Robert F. Gunia.(5) The number of directors of the Corporation may be increased or decreased pursuant to the Bylaws of the Corporation.



----------
(5) The text is revised to reflect the names and number of the current directors.

         (b) Commencing with the first Annual Meeting of stockholders and thereafter, whenever there shall first be at least three directors, the directors shall be divided into three classes, as nearly equal in number as possible, with respect to the time for which they shall severally hold office. Directors of Class I first chosen shall hold office for one year or until the first annual election following their election; directors of Class II first chosen shall hold office for two years or until the second annual election following their election; and directors of Class III first chosen shall hold office for three years or until the third annual election following their election; and, in each case, until their successors are duly elected and qualify. At each future annual meeting of the stockholders, the successors to the Class of directors whose term shall expire at that time shall be elected to hold office for a term of three years, so that the term of office for one Class of directors shall expire in each year. Each director elected shall hold office until his successor shall be elected and shall qualify.

         (c) NEWLY CREATED DIRECTORSHIPS RESULTING FROM ANY INCREASE IN THE AUTHORIZED NUMBER OF DIRECTORS OR ANY VACANCIES ON THE BOARD OF DIRECTORS RESULTING FROM DEATH, RESIGNATION, RETIREMENT, DISQUALIFICATION, REMOVAL FROM OFFICE, OR OTHER CAUSE SHALL BE FILLED BY A MAJORITY VOTE OF THE STOCKHOLDERS OR THE DIRECTORS THEN IN OFFICE. A DIRECTOR SO CHOSEN BY THE STOCKHOLDERS SHALL HOLD OFFICE FOR THE BALANCE OF THE TERM THEN REMAINING. A DIRECTOR SO CHOSEN BY THE REMAINING DIRECTORS SHALL HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS, AT WHICH TIME THE STOCKHOLDERS SHALL ELECT A DIRECTOR TO HOLD OFFICE FOR THE BALANCE OF THE TERM THEN REMAINING. NO DECREASE IN THE NUMBER OF DIRECTORS CONSTITUTING THE BOARD OF DIRECTORS SHALL AFFECT THE TENURE OF OFFICE OF ANY DIRECTOR.(6)

         (d) Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the combined voting power of all classes of shares of capital stock entitled to vote in the election of directors.


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(6) Having  elected to be governed by Section  3-804(c) of the Maryland  General
             Corporation Law, this provision is not currently applicable to the Corporation. The following states the rule applicable to the Corporation so long as the election is active:

                      (c) NOTWITHSTANDING ANY PROVISION IN THE CHARTER OF THE CORPORATION OR THE BYLAWS, ANY VACANCY IN THE BOARD OF DIRECTORS THAT RESULTS FROM AN INCREASE IN THE SIZE OF THE BOARD OF DIRECTORS OR THE DEATH, RESIGNATION OR REMOVAL OF A DIRECTOR MAY BE FILLED ONLY BY THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE REMAINING DIRECTORS IN OFFICE, EVEN IF THE REMAINING DIRECTORS DO NOT CONSTITUTE A QUORUM TO HOLD SUCH A MEETING. ANY DIRECTOR ELECTED TO FILL A VACANCY PURSUANT TO THIS PARAGRAPH (C) SHALL HOLD OFFICE FOR THE REMAINDER OF THE FULL TERM OF THE CLASS OF DIRECTORS IN WHICH THE VACANCY OCCURRED AND UNTIL A SUCCESSOR IS ELECTED AND QUALIFIED.

                                 ARTICLE SEVENTH
                  MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

         (a) All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by the Charter of the Corporation or by the Bylaws) shall be vested in and exercised by the Board of Directors.

         (b) The Board of Directors shall have the power to adopt, alter or repeal the Bylaws of the Corporation except to the extent that the Bylaws otherwise provide.

         (c) The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the Bylaws.

         (d) The Board of Directors shall have the power to determine, as provided herein, or if provisions is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of Common Stock of the Corporation.

         (e) The Board of Directors shall have the power to distribute dividends from funds legally available therefor in such amounts, if any, and in such manner and to the stockholders of record as of such date, as the Board of Directors may determine.


                                 ARTICLE EIGHTH
                               CHANGE OF STRUCTURE

         Notwithstanding any other provision of the Charter of the Corporation, the conversion of the Corporation from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the Investment Company Act of 1940, shall require the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors voting for the purposes of this Article as separate classes. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or by the terms of any class or series of stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.


                                  ARTICLE NINTH
                              CERTAIN TRANSACTIONS

          (a) Notwithstanding any other provision of the Charter of the Corporation, and subject to the exceptions provided in paragraph (d) of this Article, the types of transactions described in paragraph (c) of this Article shall require the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors voting for the purposes of this Article as separate classes, when a Principal Stockholder (as defined in paragraph (b) of this Article) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise, required by law or by the terms of any class or series of stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.

          (b) The term "Principal Stockholder" shall mean any corporation, person or other entity or any group within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of any class of stock of the Corporation and shall include any affiliate or associate, as such terms are defined in clause (i)(B) below, of a Principal Stockholder. For the purposes of this Article, in addition to the shares of stock which a corporation, person or other entity beneficially owns directly, (i) any corporation, person or other entity shall be deemed to be beneficial owner of any shares of stock of the Corporation (A) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise, or (B) which are beneficially owned, directly or indirectly (including shares deemed owned through application or clause (i)(A) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 and (ii) the outstanding shares of any class of stock of the Corporation shall not include shares deemed owned through application of clause (i)(A) above.

         (c) This Article shall apply to the following transactions:

                  (1) The merger or consolidation of the Corporation with or into any Principal Stockholder.

                  (2) The issuance of any securities of the Corporation to any Principal Stockholder for cash.

                  (3) The sale, lease or exchange of all or any substantial part of the assets of the Corporation to any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                  (4) The sale, lease or exchange to the Corporation in exchange for securities of the Corporation of any assets of any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series or similar transactions within a twelve-month period).

          (d) The provisions of this Article shall not be applicable to any of the transactions described in paragraph (c) of this Article if the Board of Directors authorizes, approves or ratifies the transaction by the affirmative vote of a majority of directors including a majority of the directors who are not "interested persons" of the Corporation, as that term is defined in Section 2(a)(19)(A) of the Investment Company Act of 1940.

          (e) The Board of Directors shall have the power and duty to determine for the purposes of this Article on the basis of information known to the Corporation, whether (i) a corporation, person or entity or group within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, beneficially owns more than five percent (5%) of the outstanding shares of any class of stock of the Corporation, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another and (iii) the assets being acquired or leased to or by the Corporation, or any subsidiary thereof, constitute a substantial part of the assets of the Corporation and have an aggregate fair market value of less than $1,000,000. Any such determination shall be conclusive and binding for all purposes of this Article.


                                  ARTICLE TENTH
                                 RIGHT TO AMEND

         (a) The Corporation reserves the right from time to time to make any amendments to the Charter of the Corporation which may now or hereafter be authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter of the Corporation, of any shares of its outstanding stock by classification, reclassification, or otherwise. Except as provided in paragraph (b) of this Article, any such amendment requiring the vote of stockholders shall be validly approved by the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

         (b) Notwithstanding any other provision of the Charter of the Corporation, no amendment to the Charter of the Corporation shall amend, alter, change or repeal any of the provisions of Articles SIXTH, EIGHTH, NINTH and TENTH unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors, voting for the purposes of this Article as separate classes. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or by the terms of any class or series of stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.


                                ARTICLE ELEVENTH
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.


                                   * * * * * *


         FIFTH: The foregoing restatement of the Charter of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation.

         SIXTH:   The current address of the principal office of the Corporation in the State of Maryland is set forth in Article FOURTH of the foregoing restatement.

         SEVENTH: The name and address of the Corporation's current resident agent in the State of Maryland is set forth in Article FOURTH of the foregoing restatement.

         EIGHTH: The number of directors of the Corporation and the names of those currently in office are set forth in Article SIXTH of the foregoing restatement.

         NINTH: The Corporation has filed Articles Supplementary indicating its election to be subject to Sections 3-804(b) and (c) and 3-805 of the Maryland General Corporation Law.







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




         IN WITNESS WHEREOF, THE HIGH YIELD INCOME FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on January 27, 2004.


WITNESS:                                        THE HIGH YIELD INCOME FUND, INC.


/s/ Marguerite E.H. Morrison                    /s/ Judy A. Rice
---------------------------------------------   --------------------------------
Marguerite E.H. Morrison, Assistant Secretary   Judy A. Rice, President




         THE UNDERSIGNED, President of THE HIGH YIELD INCOME FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation that these Articles of Amendment and Restatement are the act of the Corporation and certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                               /s/ Judy A. Rice
                                               ---------------------------------
                                               Judy A. Rice, President







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